Exhibit 24.8

POWER OF ATTORNEY

(Benefit Plan Registration)

The undersigned hereby:

(i) constitutes and appoints the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the General Counsel, the Secretary, the Assistant Secretary, the Treasurer and the Assistant Treasurer, now or hereafter serving, of GrafTech International Ltd. (the “Company”), and each of them individually, with full power of substitution and re-substitution (collectively, the “Attorneys-in-Fact,” and, individually, an “Attorney-in-Fact”), to be the undersigned’s true and lawful representative, agent, proxy and attorney-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, to:

(a) prepare, act on, execute, acknowledge, publish (including website posting) and deliver to and file with the Securities and Exchange Commission (the “SEC”), any and all other domestic and foreign securities law administrators, any and all domestic and foreign securities exchanges and markets, the Corporation and counsel to and accountants for the Corporation any and all registration statements, applications, notices, certificates, reports, prospectuses and other instruments, agreements and documents, and any and all schedules, exhibits, supplements and amendments thereto, necessary or appropriate in connection with:

(1) registration or qualification with the SEC or any such other securities law administrator under the Securities Act of 1933, as amended, or any other securities law, for any purpose (including, without limitation, issuance, delivery or resale), of securities which have been or may be issued, sold or delivered, or may be or become issuable, saleable or deliverable, under any compensation, incentive or benefit plan of the Corporation or any of its subsidiaries (collectively, the “Company”), or securities which are now or hereafter held, owned or acquired by any director, officer or employee of the Company, which any director, officer or employee of the Company may now or hereafter have the right to acquire or which may now or hereafter become issuable, saleable or deliverable to any director, officer or employee of the Company (in each case, directly, indirectly, beneficially or otherwise);

(2) listing of such securities on the New York Stock exchange or any other securities exchange or market (or the grant of unlisted trading privileges thereon); and

(3) application for or compliance with any exemption from any such registration, qualification or listing; and

(b) request and obtain from any and all third parties, including brokers, employee benefit plan administrators and trustees, any and all information with respect to

(1) ownership and holding of and transactions in securities of the Company and

(2) transactions with or involving the Company and to use and disclose such information, in each case as necessary, appropriate, convenient or expedient in connection with the foregoing; and

(ii) authorizes any and all such third parties to provide and disclose such information to any and all of the Attorneys-in-Fact or their agents;

(iii) grants to any and all of the Attorneys-in-Fact the full right, power and authority to do any and all such things and take any and all such actions which may be necessary, convenient, expedient or appropriate in connection with the foregoing, as fully for all intents and purposes as he or she might or could do or take; and

(iv) approves, ratifies and confirms all that any and all of the Attorneys-in-Fact may lawfully do or cause to be done by virtue hereof.

The undersigned hereby agrees that any and all of the Attorneys-in-Fact may rely on information provided or disclosed orally or in writing by or on behalf of the undersigned or such third parties without independent verification thereof; The validity of this Power of Attorney shall not be affected in any manner by reason of (i) the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein or (ii) the death, disability or incompetence of the undersigned.

This Power of Attorney shall remain in effect as long as the undersigned remains employed by the Company or its subsidiaries or a director of the Company, unless it is revoked as described in the next sentence. This Power of Attorney may be revoked only by written notice to the Secretary of the Company, delivered personally or by registered mail or certified mail, return receipt requested. No such revocation shall be effective as to any Attorney-in-Fact until such notice of revocation shall have been actually received and read by him or her. All third parties may deal with each Attorney-in-Fact as if such Attorney-in-Fact was the undersigned, without undertaking or having any duty to undertake any investigation as to whether this Power of Attorney has been revoked or otherwise becomes invalid.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 20th day of May, 2010.

Signature:	/s/ Steven R. Shawley
Steven R. Shawley